First Quarter 2020 Investor Presentation May 6, 2020

Safe Harbor Statement We make forward-looking statements in this presentation that are subject to risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. In particular, it is difficult to fully assess the impact of COVID-19 at this time due to, among other factors, uncertainty regarding the severity and duration of the outbreak domestically and internationally and the effectiveness of federal, state and local governments’ efforts to contain the spread of COVID-19 and respond to its direct and indirect impact on the U.S. economy and economic activity. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions, we intend to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: our business and investment strategy; our projected operating results; our ability to obtain financing arrangements; financing and advance rates for MBS and our potential target assets; our expected leverage; general volatility of the securities markets in which we invest and the market price of our common stock; our expected investments; interest rate mismatches between MBS and our potential target assets and our borrowings used to fund such investments; changes in interest rates and the market value of MBS and our potential target assets; changes in prepayment rates on Agency MBS and Non-Agency MBS; effects of hedging instruments on MBS and our potential target assets; rates of default or decreased recovery rates on our potential target assets; the degree to which any hedging strategies may or may not protect us from interest rate volatility; impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters; our ability to maintain our qualification as a REIT; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; availability of investment opportunities in mortgage-related, real estate-related and other securities; availability of qualified personnel; estimates relating to our ability to make distributions to our stockholders in the future; our understanding of our competition; and the uncertainty and economic impact of pandemics, epidemics or other public health emergencies, such as the recent outbreak of COVID-19. The forward-looking statements in this presentation are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. You should not place undue reliance on these forward-looking statements. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. Some of these factors are described in our filings with the SEC under the headings "Summary," "Risk factors," "Management's discussion and analysis of financial condition and results of operations" and "Business." If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This presentation is not an offer to sell securities nor a solicitation of an offer to buy securities in any jurisdiction where the offer and sale is not permitted. 1

First Quarter 2020 WMC Earnings Call Presenters Jennifer W. Murphy Lisa Meyer Harris Trifon Chief Executive Officer & Chief Financial Officer & Chief Investment Officer President Treasurer 2

Overview of Western Asset Mortgage Capital Corporation Western Asset Mortgage Capital Corporation (“WMC”) is a public REIT that benefits from the leading fixed income management capabilities of Western Asset Management Company, LLC ("Western Asset") • One of the largest U.S. fixed income asset managers with AUM of $448.0 billion(1) ◦ The AUM of the Mortgage and Consumer Credit Group is $77.7 billion(1) ◦ Extensive mortgage and consumer credit investing track record ∙ Publicly traded diversified mortgage REIT positioned to capture attractive current and long-term investment opportunities in the residential and commercial mortgage markets ∙ Completed Initial Public Offering in May 2012 Please refer to page 15 for footnote disclosures. 3

First Quarter Financial Update First Quarter 2020 Financial Results ▪ March 31, 2020 book value per share of $3.41 ▪ GAAP net loss of $381.9 million, or $7.15 per basic and diluted common share. ▪ Core earnings of $15.8 million(2), or $0.29 per basic and diluted common share. ▪ Economic return on book value was a negative 67.7%(3) for the quarter. ▪ 1.84%(4) annualized net interest margin on our investment portfolio. ▪ 9.5x(x) leverage excluding non-recourse debt as of March 31, 2020. Please refer to page 15 for footnote disclosures. 4

Impact of the COVID-19 Pandemic - Market Dynamics ▪ Agency RMBS and CMBS experienced excessive market movements starting around March 9, 2020 when spreads widened by approximately 51 bps. The Agency spread widening began to normalize when the Federal Open Market Committee directed the Federal Reserve Bank of New York to purchase Agency RMBS and Agency CMBS bonds. • Non-Agency CMBS also saw widening in late February and early March, but the truly violent moves were in the second half of March. • To date, there has been less recovery in Non-Agency CMBS spreads than other sectors especially for lower rated bonds. 5

Impact of the COVID-19 Pandemic - Portfolio Dynamics The extreme lack of liquidity in mortgage markets combined with forced selling led to swift and dramatic price declines in March 2020. The illiquidity was exacerbated by inadequate demand for MBS among primary dealers due to balance sheet constraints. These market conditions caused the following; • On March 23, 2020, the significant decrease in our asset values resulted in margin calls of approximately $116.5 million from our repurchase agreement counterparties. Additional margin calls occurred in the following days. • To meet margin calls and increase liquidity WMC implemented the following measures in March 2020; ◦ Sold approximately $1.5 billion of Agency MBS and $142.4 million of Non-Agency MBS. ◦ Reduced repurchase agreement financings by 48.0% to $1.6 billion. ◦ Terminated all interest rate hedges and further reduced margin call volatility. ◦ Suspended our first quarter common dividend • In April 2020, WMC continued to reduce repurchase agreement financings by selling approximately $370.3 million of Agency MBS, $65.3 million of Non-Agency MBS, $148.6 million in residential conforming whole loans, and $18.2 million of other securities. • Our Manager waived management fees for March 2020 and April 2020. • WMC completed two financing arrangements; ◦ An 18 month term financing arrangement without margin requirements for our entire non-QM loan portfolio. The impact of this financing was to reduce our exposure to repurchase agreement financing by $385 million and the associated margin calls from such agreements, and . ◦ A 12 month term financing arrangement for Non-Agency RMBS and Non-Agency CMBS, significantly mitigating our exposure to margin volatility. • While our Manager's view is that the economic impact of COVID-19 will be transitory, the full impact of COVID-19 on our results of operations, financial position and cost of capital is still uncertain as it depends on several factors beyond our control. We continue to operate with a defensive stance to preserve liquidity, reduce our exposure to short-term repurchase agreement financings, and reduce expenses. 6

Portfolio Composition Total Investment Portfolio ($ in millions) March 31, 2020 45.3% Agency CMBS $ 416 Agency RMBS 15 Agency RMBS Non-Agency CMBS 251 Agency CMBS Non-Agency RMBS Non-Agency RMBS 26 Non-Agency CMBS 1.0% Residential Whole-Loans Residential Whole-Loans 1,310 8.7% Residential Bridge Loans Residential Bridge Loans(5) 29 Securitized Commercial Loans Commercial Loans Securitized Commercial Loans(6) 477 Other Securities 0.9% 16.5% Commercial Loans 320 Other Securities(7) 47 14.4% Total $ 2,891 0.5% 1.6% 11.1% Select Sector Categories Agency Portfolio Credit Sensitive Securities Loan Portfolio 1.3% 96.0% 77.3% 22.3% 61.3% 14.6% 6.5% 0.7% 15.0% 1.6% 3.3% Non-Agency RMBS Residential Whole Loans Non-Agency RMBS IO Residential Bridge Loans Agency CMBS Non-Agency CMBS Securitized Commercial Loans Agency CMBS IO's ABS and GSE CRT Securities Commercial Loan Agency RMBS IO's Please refer to page 15 for footnote disclosures. 7

Income Attribution[8]

For the Three Months Ended March 31, 2020

(in thousands except per share data)

	Agency CMBS	Agency RMBS	Non-Agency CMBS	Non-Agency RMBS	Residential Whole-Loans	Residential Bride Loans[5]	Other Investments[7]	Commercial Loans	Securitized Commercial Loans[14]	Total
Interest Income[9]	$ 10,350	$ 1,991	$ 5,765	$ 510	$ 16,302	$ 886	$ 1,340	$ 6,677	$ 11,116	$ 54,937
Interest expense[10]	(8,517)	(1,487)	(2,095)	(166)	(12,595)	(334)	(523)	(2,451)	(7,937)	(36,105)
Net interest rate swap interest income[11]	(953)	(46)	(72)	(62)	—	—	—	—	—	(1,133)
Net Interest Income	880	458	3,598	282	3,707	552	1,276	4,226	3,179	18,158
Realized gain/(loss) on investments	87,852	10,382	(8,801)	(16)	—	(345)	113	—	—	89,185
Unrealized gain/(loss) on investments[12]	(34,942)	(8,018)	(55,307)	(5,840)	(95,972)	(215)	(36,034)	(12,462)	(127,171)	(375,961)
Securitized debt unrealized gain/(loss)	—	—	—	—	—	—	—	—	79,012	79,012
Gain/(loss) on derivative instruments, net[13]	(154,673)	(7,408)	(11,673)	(10,102)	—	—	(3,954)	—	—	(187,810)
Portfolio Income (loss)	$(100,883)	$ (4,586)	$(72,183)	$(15,676)	$ (92,265)	$ (8)	$ (38,599)	$ (8,236)	$ (44,980)	$ (377,416)
BV Per Share Increase (Decrease)	$ (1.89)	$ (0.09)	$ (1.35)	$ (0.29)	$ (1.73)	$ —	$ (0.72)	$ (0.15)	$ (0.84)	$ (7.06)

Please refer to page 15 for footnote disclosures.

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Western Asset Mortgage Capital Corp.

Financing Summary Borrowings under 19 master repurchase agreements Repurchase Agreement Financing March 31, 2020 ($ in thousands) Weighted Average Weighted Average Outstanding Interest Rate Interest Remaining Days to Borrowings Rate Maturity Short Term Borrowings Agency CMBS $ 437,577 1.38% 27 Agency RMBS 11,852 2.35% 21 Non-Agency CMBS 214,972 3.04% 24 Non-Agency RMBS 20,148 3.09% 8 Residential Whole-Loans 272,458 2.99% 129 Residential Bridge Loan 24,222 3.79% 28 Commercial loans 47,547 3.90% 28 Securitized commercial loans 32,803 2.76% 29 Other securities(7) 53,244 3.15% 28 Subtotal 1,114,823 2.42% 51 Long Term Borrowings Residential Whole-Loans(15) 285,409 2.67% 1004 Commercial Loans(15) 153,549 2.73% 503 Subtotal 438,958 2.69% 829 Repurchase agreements borrowings $ 1,553,781 2.50% 271 Less unamortized debt issuance costs 66 N/A N/A Total/Weighted Average $ 1,553,715 2.50% 271 9 Please refer to page 15 for footnote disclosures.

Financing Summary

Convertible Senior Unsecured Notes

- At March 31, 2020, the Company had $205.0 million aggregate principal amount of 6.75% convertible senior unsecured notes. The notes mature on October 1, 2022, unless earlier converted, redeemed or repurchased by the holders pursuant to their terms, and are not redeemable by the Company except during the final three months prior to maturity. The initial conversion rate was 83.1947 shares of common stock per $1,000 principal amount of notes and represented a conversion price of $12.02 per share of common stock.

Mortgage-Backed Notes

- The following table summarizes the residential mortgage-backed notes issued by the Company's securitization trust (the "Arroyo Trust") at March 31, 2020 (dollars in thousands):

Classes	Principal Balance	Coupon	Carrying Value	Contractual Maturity
Offered Notes:[16]				
Class A-1	$ 634,467	3.3%	$ 634,464	4/25/2049
Class A-2	33,996	3.5%	33,995	4/25/2049
Class A-3	53,859	3.8%	53,857	4/25/2049
Class M-1	25,055	4.8%	25,055	4/25/2049
	747,377		747,371	
Less: Unamortized Deferred Financing Cost	N/A		5,074	
Total	**$ 747,377**		**$ 742,297**	

The securitized debt of the Arroyo Trust can only be settled with the residential loans that serve as collateral for the securitized debt and are non-recourse to the Company.

- As of March 31, 2020, the Company had two consolidated variable interest entities that had an aggregate securitized debt balance of $396.8 million. The securitized debt of these trusts can only be settled with the collateral held by the trusts and is non-recourse to the Company.

Please refer to page 15 for footnote disclosures.

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Western Asset Mortgage Capital Corp.

New Financing Facilities Residential Whole Loan Financing Facility ▪ On April 21, 2020, WMC entered into amendments with respect to certain of its loan warehouse facilities. These amendments mainly served to convert an existing residential whole loan facility into a term facility by removing any mark to market margin requirements, and to consolidate the Company’s Non-Qualified Mortgage loans, which were previously financed by three separate, unaffiliated counterparties, into a single facility. ▪ The term of the facility is 18 months and all income generated by the loans during the term of the facility will be used to incrementally repay all obligations thereunder. Upon the securitization or sale by the Company of any whole loan subject to this amended and restated facility, the counterparty will be entitled to receive an exit fee of 0.50% as well as 30% of all realized and projected cash flow on any whole loans above such counterparty’s amortized basis. • The impact of this financing was to reduce our exposure to repurchase agreement financing by $385 million and the associated margin calls from such agreements. Non-Agency MBS Financing Facility • On May 4, 2020, WMC supplemented one of its existing securities repurchase facilities to confirm terms pursuant to which it will consolidate most of its CMBS and RMBS assets, which are currently financed by multiple counterparties, into a single term facility with limited mark to market margin requirements. Pursuant to this confirmation, a margin deficit will not occur until such time as the loan to value ratio surpasses a certain threshold (the “LTV Trigger”), on a weighted average basis per asset type, calculated on a portfolio level. If this threshold is reached, the Company may elect to provide cash margin or sell certain assets to the extent necessary to lower the ratio. The term of this facility is 12 months, subject to extensions at the counterparty’s option. All interest income generated by the assets during the term of the facility will be paid to the Company monthly. Half of all income generated by principal repayments on the underlying assets will be applied to repay the obligations owed to the counterparty, with the remainder paid to the Company, unless the LTV Trigger has occurred, in which case all principal payments will be applied to repay the obligations • All asset sale proceeds less 50% of any excess proceeds over the counterparty’s amortized basis will be applied to repay the obligations owed to the counterparty, with the remainder paid to the Company, unless the LTV Trigger has occurred, in which case all asset sale proceeds will be applied to repay the obligations. • The aggregate financing provided by the counterparty with respect to the assets covered under this confirmation is approximately $108.8 million and the market value of such assets is approximately $182.7 million. 11

(17) Hedging Summary ▪ All interest rate swaps were terminated as of March 31, 2020. ▪ The following tables provide information on other derivative instruments as of March 31, 2020 ($ in thousands): Other Derivative Instruments Notional Amount Fair Value Futures contracts, asset $ 50,000 $ 195 Credit default swaps, asset 47,260 15,557 TBA securities, asset 778,200 17,923 Total derivative instruments, assets 33,675 Futures contracts, liability 255,000 (14) Credit default swaps, liability 97,260 (22,106) TBA securities, liability 778,200 (21,847) Total derivative instruments, liabilities (43,967) Total other derivative instruments, net $ (10,292) 12 Please refer to page 15 for footnote disclosures.

2020 Outlook ▪ COVID-19 related growth setbacks have meaningfully reduced global and US growth ▪ The medical battle will take time with prolonged efforts; recent developments are encouraging ▪ US and global inflation rates will remain very subdued ▪ Central banks will remain extraordinarily accommodative ▪ Fiscal policy will continue to ramp up to provide relief efforts ▪ Even after recovery begins, central banks will keep rates ultra low ▪ Spread products ultimately should be primary beneficiaries of recovery ▪ The timing and scope of the eventual recovery remains the largest uncertainty 13

Portfolio View Our focus is to protect the value of the portfolio, enable shareholders to benefit from recovery, and reposition the company to resume delivering on our long term objectives ▪ We believe our credit investments secured by real estate assets with significant equity in the properties and higher quality credit will continue to perform over the longer term. ▪ We are focused on preserving liquidity and reducing our exposure to short- term repurchase agreement financing. ▪ We committed to preserving long term value for shareholders. 14

Footnotes (1) As of March 31, 2020. (2) Core earnings is a non-GAAP measures which includes the cost of interest rate swaps and interest income on IOs and IIOs classified as derivatives. Drop income is income derived from the use of ‘to-be-announced’ forward contract (“TBA”) dollar roll transactions which is a component of our gain (loss) on derivative instruments on our consolidated statement of operations, but is not included in core earnings. Drop income was $1.1 million for the three months ended March 31, 2020. (3) Economic return, for any period, is calculated by taking the sum of (i) the total dividends declared and (ii) the change in net book value during the period and dividing by the beginning book value. (4) Non-GAAP measures which include interest income, interest expense, the cost of interest rate swaps and interest income on IOs and IIOs classified as derivatives, and are weighted averages for the quarter ended March 31, 2020. Excludes the net income from the consolidation of VIE Trusts required under GAAP. (5) The bridge loans acquired prior to October 25, 2017 are carried at amortized costs, since we did not elect the fair value option for these loans. For the bridge loans acquired subsequent to October, 25, 2017, we elected the fair value option to be consistent with the accounting of other investments. Accordingly, the carrying amount of the bridge loans as of March 31, 2020 includes $26.1 million of residential bridge loans carried at fair value and $2.6 million of residential bridge loans carried at amortized costs. (6) In March 2019, the Company acquired a $65.3 million Non-Agency CMBS security which resulted in the consolidation of a variable interest entity and the recording of a $904 million securitized commercial loan and $904 million of securitized debt. (7) Other investments include ABS and GSE Credit Risk Transfer securities. (8) Non-GAAP measure which includes net interest margin (as defined in footnote 4) and realized and unrealized gains or losses in the portfolio. (9) Non-GAAP measure which includes interest income on IO's and IIO's accounted for as derivatives and other income. (10) Convertible senior notes interest expense has been allocated based on fair value of investments at March 31, 2020. (11) Net interest rate swaps interest income have been allocated based on average duration contribution. (12) Non-GAAP measure which includes net unrealized losses on IO's and IIO's accounted for as derivatives. (13) Gain (loss) on derivative instruments, net, has been allocated based average duration contribution (excluding cost of hedging and gains or losses on IO's and IIO's accounted for as derivatives). (14) The portfolio income attribution for securitized commercial loan is presented on a consolidated basis (15) Certain Residential Whole Loans and Commercial Loans were financed under two longer term repurchase agreements. The Company entered into a $700.0 million residential and $150.0 million commercial facility. These facilities automatically renew until such time as they are terminated or until certain conditions of default. The weighted average remaining maturity days was calculated using expected weighted life of the underlying collateral. (16) The subordinate notes were retained by the Company. (17) While we use hedging strategies as part of our overall portfolio management, these strategies are not designed to eliminate all risks in the portfolio. There can be no assurance as to the level or effectiveness of these strategies. (18) The debt amount used in the calculation of leverage is net of receivable under reverse repurchase agreements. 15

Supplemental Information 16

Book Value Roll Forward Amounts in 000's Per Share Book Value at December 31, 2019 $ 564,461 $ 10.55 Stock repurchase (578) N/A 563,883 10.55 Portfolio Income (Loss) Net interest margin(4) 18,870 0.35 Net realized gain (loss) on investments and derivatives (127,011) (2.38) Unrealized gain (loss) on investments and derivatives (269,275) (5.03) Net portfolio income (loss) (377,416) (7.06) Operating expenses (2,039) (0.04) General and administrative expenses, excluding equity based compensation (2,330) (0.04) Provision for taxes 93 — Book Value at March 31, 2020 $ 182,191 $ 3.41 17 Please refer to page 15 for footnote disclosures.

Adjusted* Portfolio Composition Total Investment Portfolio ($ in millions) March 31, 2020 Consolidated Third Party Company Sponsored Unconsolidated (As Reported) Consolidated Trust Securitization (Non GAAP) Agency CMBS $ 416 $ — $ — $ 416 Agency RMBS 15 — — 15 Non-Agency CMBS 251 80 — 331 Non-Agency RMBS 26 — 54 80 Residential Whole-Loans 1,310 — (733) 577 Residential Bridge Loans 29 — — 29 Securitized Commercial Loans 477 (477) — — Commercial Loans 320 — — 320 Other Securities(7) 47 — — 47 Total $ 2,891 $ (397) $ (679) $ 1,815 *Excludes consolidation of VIE Trusts required under GAAP 18.2% 31.8% Agency RMBS Agency CMBS 4.4% Non-Agency RMBS Non-Agency CMBS Residential Whole-Loans Residential Bridge Loans Commercial Loans Other Securities 1.6% 22.9% 0.8% 17.6% 2.6% Please refer to page 15 for footnote disclosures. 18

Adjusted* Portfolio Income Attribution[8]

For the Three Months Ended March 31, 2020

(in thousands except per share data)

	Agency CMBS	Agency RMBS	Non-Agency CMBS	Non-Agency RMBS	Residential Whole-Loans	Residential Bride Loans[5]	Other Investments[7]	Commercial Loans	Total
Interest Income[9]	$ 10,350	$ 1,991	$ 10,837	$ 510	$ 16,302	$ 886	$ 1,340	$ 6,677	$ 48,893
Interest expense[10]	(8,517)	(1,487)	(3,276)	(166)	(12,595)	(334)	(523)	(2,451)	(29,349)
Net interest rate swap interest income[11]	(953)	(46)	(72)	(62)	—	—	—	—	(1,133)
Net Interest Income	880	458	7,489	282	3,707	552	1,276	4,226	18,870
Realized gain/(loss) on investments	87,852	10,382	(45,154)	(16)	—	(345)	113	—	52,832
Unrealized gain/ (loss) on investments[12]	(34,942)	(8,018)	(67,826)	(5,840)	(95,972)	(215)	(36,033)	(12,462)	(261,308)
Gain (loss) on derivative instruments, net[13]	(154,673)	(7,408)	(11,673)	(10,102)	—	—	(3,954)	—	(187,810)
Portfolio Income (loss)	$(100,883)	$ (4,586)	$(117,164)	$(15,676)	$ (92,265)	$ (8)	$ (38,598)	$ (8,236)	$(377,416)
BV Per Share Increase (Decrease)	$ (1.89)	$ (0.09)	$ (2.19)	$ (0.29)	$ (1.73)	$ —	$ (0.72)	$ (0.15)	$ (7.06)

***Excludes the securitized commercial loan and debt from the consolidation of VIE trusts required under GAAP. Reflects only our interest in the Non-Agency CMBS security that was acquired.**

Please refer to page 15 for footnote disclosures.

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Western Asset Mortgage Capital Corp.

Adjusted Credit Sensitive Portfolio as of March 31, 2020 Adjusted Credit Sensitive Portfolio* ($ in thousands) Principal Amortized Net Weighted Net Weighted Balance Costs Fair Value Average Coupon Average Yield Non-Agency RMBS $ 39,261 $ 23,799 $ 21,123 4.6% 5.2% Non-Agency RMBS IOs and IIOs N/A 7,229 5,174 0.5% 4.8% Non-Agency CMBS 426,220 393,603 330,616 5.9% 8.4% Residential Whole Loans 1,352,778 1,381,099 1,309,795 5.1% 5.1% Residential Bridge Loans 29,650 29,688 28,634 9.5% 7.8% Commercial Loans 332,576 332,263 320,308 7.1% 7.3% Other Securities(7) 76,482 77,258 47,411 6.5% 7.0% $ 2,256,967 $ 2,244,939 $ 2,063,061 4.2% 6.1% *Excludes consolidation of third-party sponsored VIE Trusts required under GAAP Commercial Loans: 15.5% Residential Bridge Loans: 1.4% Other Securities: 2.3% Non-Agency RMBS: 1.0% Non-Agency RMBS IO and IIOs… Non-Agency CMBS: 16.0% Residential Whole Loans: 63.5% Please refer to page 15 for footnote disclosures. 20

Commercial Loans as of March 31, 2020 ($ in millions)

Loan	Acquisition Date	Loan Type	Principal Balance	Fair Value	LTV	Interest Rate	Maturity Date	Extension Option	Collateral
CRE 2	June 2018	Interest-Only First Mortgage	30.0	28.8	65.0%	1-Month LIBOR plus 4.5%	6/9/2020	One-Year Extension	Hotel
CRE 4	June 2019	Principal & Interest First Mortgage	50.0	48.7	75.0%	1-Month LIBOR plus 4.75%	1/11/2022	Two One-Year Extensions	Nursing Facilities
CRE 5	August 2019	Interest-Only Mezzanine loan	90.0	85.8	57.9%	1-Month LIBOR plus 9.25%	6/29/2021	Two-Year First Extension and One-	Entertainment and Retail
CRE 6	September 2019	Interest-Only First Mortgage	40.0	38.4	63.0%	1-Month LIBOR plus 3.02%	8/6/2021	Two One-Year Extensions	Retail
CRE 7	December 2019	Interest-Only First Mortgage	24.5	23.3	61.8%	1-Month LIBOR plus 3.75%	11/6/2021	1-Month LIBOR plus 3.75%	Hotel
CRE 8	December 2019	Interest-Only First Mortgage	13.2	12.5	61.8%	1-Month LIBOR plus 3.75%	11/6/2021	1-Month LIBOR plus 3.75%	Hotel
CRE 9	December 2019	Interest-Only First Mortgage	7.3	6.9	61.8%	1-Month LIBOR plus 3.75%	11/6/2021	1-Month LIBOR plus 3.75%	Hotel
CRE 10	December 2019	Interest-Only First Mortgage	4.4	4.4	79.0%	1-Month LIBOR plus 4.85%	12/6/2022	1-Month LIBOR plus 4.85%	Assisted Living
SBC 1	July 2018	Interest-Only First Mortgage	45.2	44.3	74.0%	One-Month LIBOR plus 4.25% (1)	7/1/2020	Two One-Year Extensions	Nursing Facilities
SBC 4	January 2019	Interest-Only First Mortgage	13.6	13.3	84.0%	One-Month LIBOR plus 4.0% (2)	12/1/2021	One-Year Extension	Apartment Complex
SBC 5	January 2019	Interest-Only First Mortgage	14.4	14.1	49.0%	One-Month LIBOR plus 4.1%	7/1/2021	None	Nursing Facilities
			$ 332.6	$ 320.5					

Footnotes

(1) Subject to LIBOR floor of 1.25%.

(2) Subject to LIBOR floor of 2.0%.

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Western Asset Mortgage Capital Corp.

Contact Information Western Asset Mortgage Capital Corporation c/o Financial Profiles, Inc. 11601 Wilshire Blvd., Suite 1920 Los Angeles, CA 90025 www.westernassetmcc.com Investor Relations Contact: Larry Clark Tel: (310) 622-8223 lclark@finprofiles.com